Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-43670, 333-111293, 333-151044 and 333-160855, each on Form S-8 of our reports dated March 16, 2010 relating to the consolidated financial statements of LoJack Corporation, and the effectiveness of LoJack Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 16, 2010